Exhibit 10.2
Sterling Chemicals, Inc.
Long-Term Incentive Plan
     1. Purposes. The purposes of this Long-Term Incentive Plan (this “Plan”) are to provide an incentive to executive officers and other designated employees of Sterling Chemicals, Inc., a Delaware corporation (the “Corporation”) to contribute to the growth and profitability of the Corporation, to increase shareholder value of the Corporation, to retain such employees and to endeavor to qualify the compensation paid such employees under this Plan for tax deductibility under Section 162(m) of the Code.
     2. Definitions. Capitalized terms used in this Plan shall have the following respective meanings, except as otherwise provided herein or as the context shall otherwise require:
     “Award” means the right of a Participant to receive cash or other property following the completion of a Performance Period based upon performance in respect of one or more of the Performance Goals during such Performance Period, as specified in Section 5(a).
     “Board” means the Board of Directors of the Corporation.
     “Cause” means, with respect to any Participant, any of the following:
     (i) the commission by such Participant of acts of dishonesty or gross misconduct which are demonstrably injurious to the Corporation (monetarily or otherwise) in any material respect;
     (ii) the failure of such Participant to observe and comply in all material respects with the Corporation’s published policies relating to alcohol and drugs, harassment or compliance with applicable laws;
     (iii) the failure of such Participant to observe and comply with any other lawful published policy of the Corporation, but, in the case of any such failure that is capable of being remedied, only if such failure shall have continued unremedied for more than 30 days after written notice thereof is given to such Participant by the Corporation;
     (iv) the willful failure of such Participant to observe and comply with all lawful and ethical directions and instructions of the Board or the Chief Executive Officer of the Corporation;
     (v) the refusal or willful failure of such Participant to perform, in any material respect, his or her duties with the Corporation, but only if such failure was not caused by disability or incapacity and shall have continued unremedied for more than 30 days after written notice thereof is given to such Participant by the Corporation;

     (vi) the conviction of such Participant for a felony offense; or
     (vii) any willful conduct on the part of such Participant that prejudices, in any material respect, the reputation of the Corporation in the fields of business in which it is engaged or with the investment community or the public at large, but only if such Participant knew, or should have known, that such conduct could have such result.
     “Change in Control” means the occurrence of one of the following events:
     (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”), other than Resurgence Asset Management, L.L.C. and/or any of its or its affiliated managed funds or accounts (“Resurgence”), of the Corporation’s securities if, immediately thereafter, such Person is the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the combined voting power of the then-outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Corporation Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change of Control: (A) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any of its affiliates; or (B) any acquisition by any corporation pursuant to a transaction that complies with subclauses (iii)(A), (iii)(B) and (iii)(C) of this definition;
     (ii) the time at which individuals who, within any 12 month period, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual whose election, or nomination for election by the Corporation’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;
     (iii) consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Corporation or any of its subsidiaries, a disposition of assets by the Corporation or the acquisition of assets or stock of another entity by the Corporation or any of its subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Business Combination (including a corporation that, as a result of such transaction, owns the Corporation or has purchased the

Corporation’s assets in a disposition of assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Corporation Voting Securities, (B) no Person (excluding Resurgence or any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 50% or more of the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or
     (iv) approval by the stockholders or other relevant stakeholders of the Corporation of a complete liquidation or dissolution of the Corporation.
     “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions thereto.
     “Committee” means a committee composed of at least two members of the Board who qualify as “outside directors” within the meaning of Section 162(m) of the Code.
     “Corporation” means Sterling Chemicals, Inc., a Delaware corporation, and any entity that succeeds to all or substantially all of its business.
     “Disability” means, with respect to any Participant, either (i) such Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) such Participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the service provider’s employer.
     “Effective Date” means August 7, 2009.
     “Eligible Employee” means the Chief Executive Officer, the President and each Senior Vice President of the Corporation and other key employees of the Corporation or any of its subsidiaries selected by the Committee.
     “GAAP” means accounting principles generally accepted in the United States.
     “Good Reason” means, with respect to any Participant, the occurrence, and a failure by the Corporation to cure within 30 days after receiving notice (which notice must be within 30 days of such occurrence), of any of the following:

     (i) a material and adverse change in such Participant’s reporting responsibilities, titles or elected or appointed offices as in effect immediately prior to the effective date of such change, including any change caused by the removal of such Participant from, or the failure to re-elect such Participant to, any material corporate office of the Corporation held by such Participant immediately prior to such effective date but excluding any such change that occurs in connection with such Participant’s death, disability or retirement;
     (ii) the assignment to such Participant of duties or responsibilities that are materially inconsistent with such Participant’s status, positions, duties, responsibilities and functions with the Corporation immediately prior to the effective date of such assignment;
     (iii) a material reduction by the Corporation in such Participant’s base compensation and bonus opportunity in effect immediately prior to the effective date of such reduction;
     (iv) the failure of the Corporation to maintain employee benefit plans, programs, arrangements and practices entitling such Participant to benefits that, in the aggregate, are at least as favorable to such Participant as those available to such Participant under the benefit plans in which he or she was a participant immediately prior to the effective date of such failure: provided, however, that the amendment, modification or discontinuance of any or all such employee benefit plans, programs, arrangements or practices by the Corporation shall not constitute “Good Reason” hereunder if such amendment, modification or discontinuance applies generally to the Corporation’s salaried work force and does not single out such Participant for disparate treatment; or
     (v) any change of more than 75 miles (or, in the case of any Participant for whom the Compensation Committee has approved a shorter distance, such shorter distance) in the location of the principal place of employment of such Participant immediately prior to the effective date of such change.
     “Participant” means an Eligible Employee designated by the Committee to participate in this Plan for a designated Performance Period.
     “Performance Goals” means or may be expressed in terms of any of the following business criteria: revenue, earnings before interest, taxes, depreciation and amortization (“EBITDA”), free cash flow, funds from operations, funds from operations per share, operating income (loss), pre or after tax income (loss), cash available for distribution, cash available for distribution per share, cash and/or cash equivalents available for operations, net earnings (loss), earnings (loss) per share, return on equity, return on assets, share price performance, improvements in the Corporation’s attainment of expense levels, implementing or completion of critical projects, including, without limitation, implementation of strategic plan(s), improvement in investor relations, marketing and manufacturing of key products, improvement in cash-flow (before or after tax), development of critical projects or product development, or progress relating to research and development. A Performance Goal may be measured over a Performance Period on a periodic, annual, cumulative or average basis and may be established on a corporate-wide basis or established with respect to one or more operating units, divisions, subsidiaries, acquired businesses, minority investments, partnerships or joint ventures. Unless otherwise determined by the Committee by no later than the earlier of the date that is ninety days after the commencement of the Performance Period or the day prior to the date on which 25% of the Performance Period has elapsed, the Performance Goals will be determined by not accounting for a change in GAAP during a Performance Period.
     “Performance Objective” means the level or levels of performance required to be attained with respect to specified Performance Goals in order that a Participant shall become entitled to specified rights in connection with an Award.
     “Performance Period” means one or more periods of time, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, an Award.
     “Plan” means this Long-Term Incentive Plan, as amended from time to time.
     3. Administration. (a) Authority. This Plan shall be administered by the Committee. The Committee is authorized, subject to the provisions of this Plan, in its sole discretion, from time to time to (i) select Participants, (ii) grant Awards under this Plan, (iii) determine the type, terms and conditions of, and all other matters relating to, Awards, (iv) prescribe Award agreements (which need not be identical) or otherwise communicate the terms of Awards, (v) establish, modify or rescind such rules and regulations as it deems necessary for the proper administration of this Plan and (vi) make such determinations and interpretations and to take such steps in connection with this Plan or the Awards granted thereunder as it deems necessary or advisable. All such actions by the Committee under this Plan or with respect to the Awards granted thereunder shall be final and binding on all persons.
     (b) Manner of Exercise of Committee Authority. The Committee may delegate its responsibility with respect to the administration of this Plan to one or more officers of the Corporation, to one or more members of the Committee or to one or more members of the Board; provided, however, that the Committee may not delegate its responsibility (i) to make Awards to executive officers of the Corporation, (ii) to make Awards that are intended to constitute “qualified performance-based compensation” under Section 162(m) of the Code or (iii) to certify the satisfaction of Performance Objectives pursuant to Section 5(g) in accordance with Section 162(m) of the Code. The Committee may also appoint agents to assist in the day-to-day administration of this Plan and may delegate the authority to execute documents under this Plan to one or more members of the Committee or to one or more officers of the Corporation.

     (c) Limitation of Liability. The Committee may appoint agents to assist it in administering this Plan. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the Corporation, the Corporation’s independent certified public accountants, consultants or any other agent assisting in the administration of this Plan. Members of the Committee and any officer or employee of the Corporation acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to this Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Corporation with respect to any such action or determination.
     4. Types of Awards. Subject to the provisions of this Plan, the Committee has the discretion to grant Awards described in Section 5 to Participants.
     5. Awards. (a) Form of Award. The Committee is authorized to grant Awards pursuant to this Section 5. An Award shall represent the conditional right of the Participant to receive cash or other property based upon achievement of one or more pre-established Performance Objectives during a Performance Period, subject to the terms of this Section 5 and the other applicable terms of this Plan. Awards shall be subject to such conditions as shall be specified by the Committee. Awards may be granted as cash awards, units or other property as the Committee may determine.
     (b) Performance Objectives. The Committee shall establish the Performance Objective(s) for each Award, consisting of one or more Performance Goals, and the amount or amounts payable or other rights that the Participant will be entitled to upon achievement of such Performance Objective(s). The Performance Objective(s) shall be established by the Committee prior to, or reasonably promptly following the inception of, a Performance Period but, to the extent required by Section 162(m) of the Code, by no later than the earlier of the date that is 90 days after the commencement of the Performance Period or the day prior to the date on which 25% of the Performance Period has elapsed (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code).
     (c) Additional Provisions Applicable to Awards. A Performance Objective may incorporate one or more Performance Goals, in which case achievement with respect to each Performance Goal may be assessed individually or in combination with each other. The Committee may, in connection with establishing Performance Objectives for a Performance Period, establish a matrix setting forth the relationship between performance on two or more Performance Goals and the amount of the Award payable for that Performance Period. The Performance Objectives with respect to a Performance Goal may be established as absolute terms, as relative to performance in prior periods, as compared to the performance of one or more comparable companies or an index covering multiple companies, or as otherwise determined by the Committee. Performance Objectives shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code. Performance Objectives may differ for Awards granted to any one Participant or to different Participants.

     (d) Duration of the Performance Period. The Committee shall establish the duration of each Performance Period at the time that it sets the Performance Objectives applicable to that Performance Period. The Committee shall be authorized to permit overlapping or consecutive Performance Periods.
     (e) Adjustment. To the extent necessary to preserve the intended economic effects of this Plan to the Corporation and the Participants, the Committee shall adjust Performance Objectives, the Awards or both to take into account (i) a change in corporate capitalization, (ii) a corporate transaction, such as any merger of the Corporation or any subsidiary into another corporation, any consolidation of the Corporation or any subsidiary into another corporation, any separation of the Corporation or any subsidiary (including a spinoff or the distribution of stock or property of the Corporation or any subsidiary), any reorganization of the Corporation or any subsidiary or a large, special and non-recurring dividend paid or distributed by the Corporation (whether or not such reorganization comes within the definition of Section 368 of the Code), (iii) any partial or complete liquidation of the Corporation or any subsidiary or (iv) a change in accounting or other relevant rules or regulations (any adjustment pursuant to this clause (iv) shall be subject to the timing requirements of the last sentence of Section 5(b) of this Plan); provided, however, that no adjustment hereunder shall be authorized or made if and to the extent that the Committee determines that such authority or the making of such adjustment would cause the Awards to fail to qualify as “qualified performance-based compensation” under Section 162(m) of the Code.
     (f) Maximum Amount Payable Per Participant Under This Section 5. With respect to Awards to be settled in cash or property, a Participant shall not be granted Awards for all of the Performance Periods commencing in a calendar year that permit such Participant in the aggregate to earn a cash payment or payment in other property, in excess of $5,000,000.
     (g) Payment of Performance Compensation Awards.
     (i) Condition to Receipt of Payment. Except as otherwise provided at the time of grant, a Participant must be employed by the Corporation on the last day of a Performance Period to be eligible for payment in respect of an Award for such Performance Period.
      (ii) Limitation. Except as otherwise provided at the time of grant, a Participant shall be eligible to receive payment in respect of an Award only to the extent that the threshold level of the Performance Objectives for such Performance Period are achieved.
     (iii) Certification. Following the completion of a Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Objectives for the Performance Period have been achieved and, if so, calculate and certify in writing that amount of the Awards earned for such Performance Period. The Committee shall then determine the amount of each Participant’s Award actually payable for the Performance Period.
     (iv) Timing of Award Payments. Except as otherwise provided at the time of grant, Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable, but in no event later than 15 days following completion of the certifications required by this Section 5; which certification and payment will occur no later than February 27 of the calendar year immediately following the last day of the relevant Performance Period.
     (v) Change In Control. In the event of a Change in Control, any incomplete Performance Periods applicable to Awards under this Section 5 in effect on the date the Change in Control occurs shall end on the date of such change, and the Committee shall pay each Participant an Award as provided for at the time of grant. Notwithstanding Section 5(e), in the event of a Change in Control, the Committee shall not be authorized to reduce or eliminate the Award. Any resulting amount hereunder due to a Participant shall be paid in a cash lump sum no later than 15 days after the relevant Change in Control.
     (vi) Death/Disability of the Participant. In the event of the death or Disability of a Participant, any incomplete Performance Period applicable to such Participant in effect on the date of his or her death or Disability shall end on the date of such death or Disability, and the Committee shall pay each Participant an Award as provided for at the time of grant.
     6. General Provisions. (a) Termination of Employment. Except as otherwise provided at the time of grant, in the event a Participant’s employment terminates for any reason prior to the end of a Performance Period, he or she (or his or her beneficiary, in the case of death) shall not be entitled to receive any Award for such Performance Period unless the Committee, in its sole and absolute discretion, elects to pay an Award to such Participant.
     (b) Death of the Participant. Subject to Section 6(a), in the event of the death of a Participant, any payments hereunder due to such Participant shall be paid to his or her beneficiary as designated in writing to the Committee or, failing such designation, to his or her estate. No beneficiary designation shall be effective unless it is in writing and received by the Committee prior to the date of death of the Participant.
     (c) Taxes. The Corporation is authorized to withhold from any Award granted, any payment relating to an Award under this Plan, or any payroll or other payment to a Participant, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Corporation and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority for the Corporation to withhold or receive other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee.
     (d) Limitations on Rights Conferred under Plan and Beneficiaries. Neither status as a Participant nor receipt or completion of a deferral election form shall be construed as a commitment that any Award will become payable under this Plan. Nothing contained in this Plan or in any documents related to this Plan or to any Award shall confer upon any Eligible Employee or Participant any right to continue as an Eligible Employee or Participant for any future Performance Period or in the employ of the Corporation or constitute any contract or agreement of employment, or interfere in any way with the right of the Corporation to reduce such person’s compensation, to change the position held by such person or to terminate the employment of such Eligible Employee or Participant, with or without cause, but nothing contained in this Plan or any document related thereto shall affect any other contractual right of any Eligible Employee or Participant. No benefit payable under, or interest in, this Plan shall be transferable by a Participant except by will or the laws of descent and distribution or otherwise be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge.
     (e) Changes to this Plan and Awards. Notwithstanding anything herein to the contrary, the Board, or a committee designated by the Board, may, at any time, terminate or, from time to time, amend, modify or suspend this Plan; provided, however, that no termination or amendment or modification of this Plan shall affect the rights or benefits of any Participant or the obligations of the Corporation under this Plan under any Awards made prior to the effective date of such termination or amendment or modification. No Award may be granted during any suspension of this Plan or after its termination. Any such amendment may be made without stockholder approval.
     (f) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any amounts payable to a Participant pursuant to an Award, nothing contained in this Plan (or in any documents related thereto), nor the creation or adoption of this Plan, the grant of any Award, or the taking of any other action pursuant to this Plan shall give any such Participant any rights that are greater than those of a general creditor of the Corporation; provided, however, that the Committee may authorize the creation of trusts and deposit therein cash or other property or make other arrangements, to meet the Corporation’s obligations under this Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of this Plan unless the Committee otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify in accordance with applicable law.
     (g) Non-Exclusivity of this Plan. Neither the adoption of this Plan by the Board (or a committee designated by the Board) nor submission of this Plan or provisions thereof to the stockholders of the Corporation for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem necessary.
     (h) Governing Law. The validity, construction, and effect of this Plan, any rules and regulations relating to this Plan, and any Award shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable Federal law.
     (i) Exemption Under Section 162(m) of the Code. The Plan, and all Awards issued thereunder, are intended to be exempt from the application of Section 162(m) of the Code, which restricts under certain circumstances the Federal income tax deduction for compensation paid by a public corporation to named executives in excess of $1 million per year. The Committee may, without stockholder approval, amend this Plan retroactively or prospectively to the extent it determines necessary in order to comply with any subsequent clarification of Section 162(m) of the Code required to preserve the Corporation’s Federal income tax deduction for compensation paid pursuant to this Plan.
     (j) Effective Date. The Plan is effective on the Effective Date and shall remain in effect until it has been terminated pursuant to Section 6(e).
     (k) ERISA. The Plan is not intended and shall not be construed to be a retirement, welfare or other employee benefit plan and shall not be governed by the Employee Retirement Income Security Act of 1974, as amended.
     (l) Headings. The titles and headings of the sections in this Plan are for convenience of reference only, and in the event of any conflict, the text of this Plan, rather than such titles or headings shall control.